Exhibit 99(a)

                  AMERICAN GREETINGS ANNOUNCES IMPROVED RESULTS

    - Company reports third quarter EPS of 78 cents versus 60 cents in prior year period

    -   Continuing Operations exceeds Company's estimate

    - Announces sale of Magnivision for $77 million. Substantial gain boosts quarterly Net Income and EPS

    -   Company declares quarterly cash dividend of 6 cents per share

    CLEVELAND, Dec. 23 /PRNewswire-FirstCall/ -- American Greetings Corporation (NYSE: AM) today announced its financial results for the third fiscal quarter ended November 30, 2004. The Corporation exceeded its prior year earnings per share results due primarily to a substantial gain on the sale of its Magnivision subsidiary. The Corporation declared a quarterly cash dividend of 6 cents per share.

    Third Quarter
    As a result of the announced sale of the Magnivision subsidiary, that business unit has been classified as a discontinued operation. The Corporation has presented financial results on continuing operations as well as net results of discontinued operations. For the fiscal 2005 third quarter ended November 30, 2004, the Corporation reported net income from continuing operations of $40.3 million or 51 cents per share compared to $45.1 million or 58 cents per share for continuing operations in the prior year (all per-share amounts assume dilution). Discontinued operations contributed $22.4 million of net income or 27 cents per share to the third quarter of fiscal 2005 primarily due to the gain on the sale of Magnivision. In the prior year's third quarter, discontinued operations contributed $1.3 million of net income or 2 cents per share.

    Within this year's third quarter, the Company realized a $35.5 million pre-tax gain on the sale of Magnivision. This gain was reflected in discontinued operations. The Company also recorded $16.6 million of expense associated with a 300 person overhead reduction program, $13.0 million of expense to reflect a change in timing for greeting card returns associated with a revised merchandising strategy and $8.2 million of expense associated with a plant closure. These expenses were all reflected in continuing operations for the third quarter.

    On a consolidated basis, for the third quarter of fiscal 2005, American Greetings reported net income of $62.8 million or 78 cents per share, on net sales of $586 million. In the third fiscal quarter of 2004, the Company reported net income of $46.4 million or 60 cents per share on net sales of $604 million. In the prior year's third fiscal quarter, the Company incurred $13.8 million of pre-tax costs associated with a repurchase of the Company's bonds and these costs were included in continuing operations.

    Net sales were down versus the prior period's third quarter as lower revenues in both the retail segment and seasonal gift wrap business were combined with the $13.0 million non-cash accrual to reflect an adjusted merchandising strategy for seasonal product. These reductions to sales were partially offset by incremental revenue from acquisitions in the AG Interactive segment and favorable foreign exchange movements.

    Year-to-Date Results
    The Corporation reported net income of $73.9 million or 97 cents per share, on net sales of $1.41 billion, for the first three quarters of fiscal 2005. Included in the year-to-date results are $39 million of pre-tax costs incurred (during the first quarter) for debt repurchases. In fiscal 2004, the Corporation reported net income of $56.4 million or 78 cents per share, on net sales of $1.44 billion. The prior year's results include $18.4 million of pre- tax costs incurred for debt repurchases (in both the first and third quarters).

    Management Comments and Outlook
    Zev Weiss, Chief Executive Officer said, "In the third quarter, we continued to focus on reducing our costs in both our supply chain and in our overhead structure. While never a pleasant task, we recognize the necessity of taking these actions due to the continuing changes in our business. The savings resulting from these actions will be reinvested into our business in fiscal 2006. Without these costs, we surpassed our estimate for the quarter." Weiss added, "Within the quarter, we closed on the Magnivision sale. We felt that our Magnivision subsidiary would be a better fit under an owner with a strategic focus on glasses. Given the sale price, we are pleased with the value provided to our shareholders."

    Weiss continued, "After quarter end, we entered into an agreement with The Hatchery, a family entertainment and property-development firm. Through continued investment, we are committed to enhancing the licensing business model that we have grown over the last few years."

    "For the full year, we are projecting our earnings per share from continuing operations to be between $1.02 and $1.07. This estimate is in line with previous guidance of $1.46 to $1.51 per share when adjusted for the full year impact of the three programs described above," Weiss said.

    Dividend Declaration
    The Corporation's Board of Directors authorized the declaration of a quarterly cash dividend of 6 cents per share for shareholders of record at the close of business on January 12, 2005, payable to those shareholders on January 24, 2005.

    Conference call on the Web
    American Greetings will broadcast its conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com . A replay of the call will be available on the site.

    About American Greetings Corporation
    American Greetings Corporation (NYSE: AM) is one of the world's largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com.

    The statements contained in this release that are not historical facts, including statements regarding the Corporation's ability to reduce costs and estimates of results for future periods, are forward-looking statements. Forward-looking statements are generally identified by words such as "believes," "anticipates," "expects," "plans," "should," "estimates" and similar expressions. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those stated or implied in our forward-looking statements, include but are not limited to: retail bankruptcies and consolidations, successful integration of acquisitions, successful transition of management, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales, competitive terms of sale offered to customers, successfully implementing supply chain improvements and achieving projected cost savings from those improvements and the Corporation's ability to comply with its debt covenants. Risks pertaining specifically to the Corporation's interactive business segment include the viability of online advertising and subscriptions as revenue generators and the public's acceptance of online greetings and other social expression products.

    In addition, this release contains time-sensitive information that reflects management's best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Corporation's periodic filings with the Securities and Exchange Commission.

                         AMERICAN GREETINGS CORPORATION
               THIRD QUARTER CONSOLIDATED STATEMENT OF OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 28, 2005

          (In thousands of dollars except share and per share amounts)

                                               (Unaudited)                     (Unaudited)
                                            Three Months Ended              Nine Months Ended
                                               November 30,                    November 30,
                                      -----------------------------   -----------------------------
                                          2004            2003            2004             2003
                                      -------------   -------------   -------------   -------------
Net sales                             $     586,165   $     603,754   $   1,411,790   $   1,435,542

Costs and expenses:
   Material, labor and
    other production costs                  292,737         290,363         661,069         665,080
   Selling, distribution
    and marketing                           173,735         167,362         466,690         463,773
   Administrative
    and general                              64,476          55,564         186,118         174,511
   Interest expense                           8,744          30,587          70,601          70,924
   Other (income) - net                     (19,341)        (13,459)        (52,917)        (25,576)
                                            520,351         530,417       1,331,561       1,348,712

Income before
 income tax expense                          65,814          73,337          80,229          86,830
Income tax expense                           25,470          28,246          31,049          33,603

Income from
 continuing operations                       40,344          45,091          49,180          53,227

Income from discontinued
 operations, net of tax                      22,417           1,271          24,729           3,145

Net income                            $      62,761   $      46,362   $      73,909   $      56,372

Earnings per share - basic:
   Income from
    continuing operations                      0.58            0.68            0.72            0.80
   Income from
    discontinued operations                    0.33            0.02            0.36            0.05
   Net income                         $        0.91   $        0.70   $        1.08   $        0.85

Earnings per share -
 assuming dilution:
   Income from
    continuing operations                      0.51            0.58            0.67            0.74
   Income from
    discontinued operations                    0.27            0.02            0.30            0.04
   Net income                         $        0.78   $        0.60   $        0.97   $        0.78

Average number of common
 shares outstanding                      68,753,922      66,699,848      68,391,128      66,309,827

Average number of common
 shares outstanding -
 assuming dilution                       82,397,633      80,478,413      81,874,590      79,817,702

                         AMERICAN GREETINGS CORPORATION
           THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                      FISCAL YEAR ENDING FEBRUARY 28, 2005

                            (In thousands of dollars)

                                                    (Unaudited)
                                                    November 30,
                                             ---------------------------
                                                 2004           2003
                                             ------------   ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                 $    221,744   $     51,694
   Trade accounts receivable,
    less allowances for seasonal
    sales returns of
    $83,169 ($91,271 in 2003) and
    for doubtful accounts of $17,419
    ($23,519 in 2003)                             415,113        453,374
   Inventories                                    263,482        299,267
   Deferred and refundable income taxes           165,810        181,029
   Assets of businesses held for sale                   -         39,204
   Prepaid expenses and other                     213,692        244,740
     Total current assets                       1,279,841      1,269,308

GOODWILL                                          247,836        217,982
OTHER ASSETS                                      606,985        696,236
PROPERTY, PLANT AND EQUIPMENT - NET               333,278        361,539
                                             $  2,467,940   $  2,545,065

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Debt due within one year                  $          -   $     85,414
   Accounts payable                               138,073        138,179
   Accrued liabilities                            118,519        156,215
   Accrued compensation and benefits               78,463         69,871
   Income taxes                                    55,020         51,114
   Liabilities of businesses held for sale              -          5,046
   Other current liabilities                       80,197         69,218
     Total current liabilities                    470,272        575,057

LONG-TERM DEBT                                    483,988        665,554
OTHER LIABILITIES                                 102,216        110,026
DEFERRED INCOME TAXES                              26,963          8,434

SHAREHOLDERS' EQUITY
   Common shares - Class A                         64,663         62,241
   Common shares - Class B                          4,366          4,592
   Capital in excess of par value                 364,423        322,643
   Treasury stock                                (440,101)      (438,655)
   Accumulated other comprehensive
    income (loss)                                  42,803         (2,954)
   Retained earnings                            1,348,347      1,238,127
     Total shareholders' equity                 1,384,501      1,185,994
                                             $  2,467,940   $  2,545,065

                         AMERICAN GREETINGS CORPORATION
               THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
                      FISCAL YEAR ENDING FEBRUARY 28, 2005

                            (In thousands of dollars)

                                                    (Unaudited)
                                                 Nine Months Ended
                                                   November 30,
                                             ---------------------------
                                                 2004           2003
                                             ------------   ------------

OPERATING ACTIVITIES:
  Net income                                 $     73,909   $     56,372
  Income from discontinued operations              24,729          3,145
  Income from continuing operations                49,180         53,227
  Adjustments to reconcile to net cash
   provided (used) by operating activities:
    Gain on sale of investment                     (3,095)             -
    Loss on sale of fixed assets                    1,817          1,191
    Loss on extinguishment of debt                 39,056         18,389
    Depreciation and amortization                  42,425         44,680
    Deferred income taxes                         (18,953)        (8,110)
    Changes in operating assets and
     liabilities, net of acquisitions:
      Increase in trade accounts receivable      (169,293)      (151,429)
      Increase in inventories                     (19,852)       (19,755)
      Decrease in other current assets              8,972         27,600
      Decrease in deferred costs - net             98,314         25,718
      Increase (decrease) in accounts
       payable and other liabilities               21,765        (28,829)
      Other - net                                   3,469        (12,751)
      Cash Provided (used)
       by Operating Activities                     53,805        (50,069)

INVESTING ACTIVITIES:
  Proceeds from the sale of
   discontinued operations                         77,000              -
  Property, plant & equipment additions           (25,745)       (23,595)
  Proceeds from sale of fixed assets                3,545          2,140
  Investment in corporate owned
   life insurance                                  (2,142)         8,943
  Other - net                                      31,903          3,446
      Cash Provided (used) by Investing
      Activities                                   84,561         (9,066)

FINANCING ACTIVITIES:
  Reduction of long-term debt                    (216,417)       (68,673)
  Decrease in short-term debt                           -        (47,135)
  Sale of stock under benefit plans                35,875         10,478
  Purchase of treasury shares                     (18,263)          (439)
  Dividends to shareholders                        (4,125)             -
     Cash Used by Financing Activities           (202,930)      (105,769)

Cash (Used) provided by Discontinued
 Operations                                        (2,395)         4,046

EFFECT OF EXCHANGE RATE CHANGES ON CASH             3,253          4,089

DECREASE IN CASH AND CASH EQUIVALENTS             (63,706)      (156,769)

    Cash and Cash Equivalents at
     Beginning of Year                            285,450        208,463
    Cash and Cash Equivalents at End of
     Period                                  $    221,744   $     51,694

SOURCE  American Greetings Corporation
    -0-                             12/23/2004
    /CONTACT: Stephen J. Smith, VP, Treasurer and Investor Relations of American Greetings Corporation, +1-216-252-4864, or investor.relations@amgreetings.com /
    /Web site:  http://corporate.americangreetings.com /